Exhibit 12



                STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO
                                  FIXED CHARGES


                                                                   Twelve months
                                                                        ended
                                                                    December 31,
                                                                         1999


Computation of Earnings:

Pretax income from continuing operations                                $309

Adjustments to income:
      Add:   Distributed income from less than
              50% owned companies                                          4

      Add:   Portion of rent expense representative
              of interest expense                                         10

      Add:   Interest incurred net of amounts
              capitalized                                                367

      Add:   Amortization of interest previously
              capitalized                                            (     1)

      Add:   Amortization of debt issue costs and discount
              or premium on indebtedness                                   6
                                                                   ---------
                       Earnings                                          695
                                                                   ---------

Computation of Fixed Charges:

     Interest incurred                                                 $368

     Amortization of debt issue costs and discount
       or premium on indebtedness                                         6

     Portion of rental expense representative
       of interest                                                       10

     Preferred stock dividend requirements                               23
                                                                  ---------
                   Fixed Charges                                        407
                                                                  ---------


              Ratio of Earnings to  Fixed Charges                       1.7